                                                                      EXHIBIT 99


                            [VALUEVISION LETTERHEAD]

FOR IMMEDIATE RELEASE

                  VALUEVISION MEDIA ANNOUNCES FINANCIAL RESULTS
                          FOR FISCAL FIRST QUARTER 2004
          Company Achieves Record First Quarter Sales and Units Shipped

MINNEAPOLIS - MAY 18, 2004 - VALUEVISION MEDIA (NASDAQ: VVTV) today announced financial results for its first quarter ended April 30, 2004.

Consolidated net sales were a first-quarter-record $159 million, an increase of 11% over prior-year period. Internet net sales were a first-quarter-record $34 million, up 37% over previous-year quarter. Net loss was $8 million in the first quarter and EBITDA, as defined below, was ($3.4) million.

QUARTERLY HIGHLIGHTS

      - Unit volume was up a record 42%, the best shipping quarter in the Company's history.

      - Average price points decreased by 23% to $168 versus prior-year quarter.

      - Home, apparel, and cosmetics as a category grew from 17% to 21% over year-ago quarter.

      -     New customer count was up 30% over last year's same period.

      - Sales growth per full-time equivalent home was positive for the first time since 2002.

      - ShopNBC.com continued strong growth, representing 21% of company sales.

      - FanBuzz entered into an outsourced e-commerce and fulfillment services agreement with Elvis Presley Enterprises, and now manages all aspects of The Official Elvis Presley online store at http://www.ShopElvis.com.

"Our first quarter results signal a good start to the year," said William Lansing, president and CEO ValueVision Media. "I am pleased with the strategic improvements we achieved across a variety of company fronts, which are highlighted above. We are on the right path and making good progress."

2004 OUTLOOK

The following forward-looking statements reflect ValueVision Media's expectations for 2004.

- Consolidated net sales growth is expected to be in the low to mid teens. Unit growth is expected to be in the high teens as average price points decline.

- EBITDA will be negative in the first half of the year and positive in the second half as the Company's upfront investments to improve on-air quality, customer service levels, and test various marketing initiatives improve the business.

- Full-time equivalent (FTE) household growth is expected to be up approximately 7% to 8% driven predominantly by satellite and digital cable growth.

- Net sales per FTE is expected to be up approximately 3% to 6% on average, lower in the first half and higher in the second half of the year as marketing, product, and other initiatives gain traction.

-     New customer acquisition is targeted to be up over 20%.

A conference call will be Webcast live Wednesday, May 19, 2004, at 11 a.m. ET / 8 a.m. PT and will be available through Wednesday, June 2 at www.valuevisionmedia.com. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

The Company defines EBITDA as operating income (loss) for the respective periods excluding depreciation and amortization expense, other non-operating income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company's programming and the fees associated therewith; the success of the Company's e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company's operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ValueVision Media is an integrated direct marketing company that sells products directly to consumers through television, the Internet, and direct mail. The television home shopping industry is a $7 billion industry growing at a double-digit rate annually. The e-commerce space is even larger and growing faster. The Company owns and operates the nation's third largest home shopping network, ShopNBC, with fiscal 2003 sales of $617 million. At the close of fiscal 2003, ShopNBC was broadcast into approximately 56 million full-time equivalent cable and satellite homes. The Company also operates ShopNBC.com, which contributed $111 million in sales in fiscal 2003. Through its wholly-owned subsidiary FanBuzz, the Company provides e-commerce solutions to sports, entertainment, and media brands, such as the National Hockey League, Elvis Presley, Peanuts, and ESPN. GE Equity and NBC own approximately 40% of ValueVision Media. For more information, please visit the Company's website at www.valuevisionmedia.com.

                                       ###

                    VALUEVISION MEDIA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands except share and per share data)

                                                                           APRIL 30,      JANUARY 31,
                                                                             2004            2004
                                                                             ----            ----
                                                                          (Unaudited)
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ............................................   $  36,462       $  81,033
  Short-term investments ...............................................      89,512          46,148
  Accounts receivable, net .............................................      68,041          71,166
  Inventories ..........................................................      65,713          67,620
  Prepaid expenses and other ...........................................       6,355           5,017
                                                                           ---------       ---------
    Total current assets ...............................................     266,083         270,984

PROPERTY AND EQUIPMENT, NET ............................................      53,911          54,511
FCC BROADCASTING LICENSE ...............................................      31,943          31,943
NBC TRADEMARK LICENSE AGREEMENT, NET ...................................      21,107          21,914
CABLE DISTRIBUTION AND MARKETING AGREEMENT, NET ........................       4,222           4,445
GOODWILL ...............................................................       9,442           9,442
OTHER INTANGIBLE ASSETS, NET ...........................................         544             661
INVESTMENTS AND OTHER ASSETS ...........................................       2,500           2,691
                                                                           ---------       ---------
                                                                           $ 389,752       $ 396,591
                                                                           =========       =========

                                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable .....................................................   $  50,325       $  51,482
  Accrued liabilities ..................................................      34,222          33,267
  Income taxes payable .................................................          57              88
                                                                           ---------       ---------
    Total current liabilities ..........................................      84,604          84,837

LONG-TERM CAPITAL LEASE OBLIGATIONS ....................................       1,830           2,002

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK,
  $.01 PAR VALUE, 5,339,500 SHARES AUTHORIZED; 5,339,500
  SHARES ISSUED AND OUTSTANDING ........................................      42,816          42,745

SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value, 100,000,000 shares authorized;
    36,788,528 and 36,487,821 shares issued and outstanding ............         368             365
  Warrants to purchase 8,035,343 and 8,235,343 shares of common stock ..      46,683          47,638
  Additional paid-in capital ...........................................     248,427         246,143
  Deferred compensation ................................................        (565)           (646)
  Note receivable from former officer ..................................      (4,173)         (4,158)
  Accumulated deficit ..................................................     (30,238)        (22,335)
                                                                           ---------       ---------
    Total shareholders' equity .........................................     260,502         267,007
                                                                           ---------       ---------
                                                                           $ 389,752       $ 396,591
                                                                           =========       =========

                            VALUEVISION MEDIA, INC.
                               AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)
                                   (Unaudited)


                                                              FOR THE THREE MONTHS ENDED
                                                                      APRIL 30,
                                                                      ---------
                                                               2004               2003
                                                               ----               ----
NET SALES ..............................................   $    159,197       $    143,475
COST OF SALES ..........................................        106,113             90,386
                                                           ------------       ------------
   Gross profit ........................................         53,084             53,089
                                                           ------------       ------------
OPERATING (INCOME) EXPENSE:
   Distribution and selling ............................         50,802             47,677
   General and administrative ..........................          5,675              5,398
   Depreciation and amortization .......................          4,784              4,253
   Gain on sale of television stations .................             --             (4,417)
                                                           ------------       ------------
       Total operating (income) expense ................         61,261             52,911
                                                           ------------       ------------
OPERATING INCOME (LOSS) ................................         (8,177)               178
                                                           ------------       ------------
OTHER INCOME:
   Interest income .....................................            274                354
                                                           ------------       ------------
       Total other income ..............................            274                354
                                                           ------------       ------------
INCOME (LOSS) BEFORE INCOME TAXES ......................         (7,903)               532
Income tax provision ...................................             --                 --
                                                           ------------       ------------
NET INCOME (LOSS) ......................................         (7,903)               532
ACCRETION OF REDEEMABLE
   PREFERRED STOCK .....................................            (71)               (71)
                                                           ------------       ------------
NET INCOME (LOSS) AVAILABLE TO
   COMMON SHAREHOLDERS .................................   $     (7,974)      $        461
                                                           ============       ============
NET INCOME (LOSS) PER COMMON SHARE .....................   $      (0.22)      $       0.01
                                                           ============       ============
NET INCOME (LOSS) PER COMMON SHARE
       ---ASSUMING DILUTION ............................   $      (0.22)      $       0.01
                                                           ============       ============

Weighted average number of common shares outstanding:
            Basic ......................................     36,640,477         35,981,187
                                                           ============       ============
            Diluted ....................................     36,640,477         42,500,565
                                                           ============       ============

                 SUBSCRIBER INFORMATION (ESTIMATED IN MILLIONS)
                                   (Unaudited)

                                        ENDING         ENDING         ENDING
                                       APRIL 30,     JANUARY 31,     APRIL 30,
                                         2004           2004           2003
                                         ----           ----           ----
Full-time Equivalent Subscribers ...       56.6           55.6           52.6
Total Subscribers ..................       60.9           61.9           58.6
Full-time Subscribers ..............       50.4           49.0           45.8

                            VALUE VISION MEDIA, INC.
                            KEY PERFORMANCE METRICS*
                                   (Unaudited)

                                                               Q1
                                                FOR THE THREE MONTHS ENDING 4/30
                                                --------------------------------
                                                F04            F03             %
                                                ---            ---             -
PROGRAM DISTRIBUTION
   Cable FTE's ...........................     35,896         33,610              7%
   Satellite FTE's .......................     20,151         17,892             13%
                                             --------       --------       --------
Total FTE's (Average 000's) ..............     56,047         51,502              9%

Net Sales per FTE (Annualized) ...........   $  10.79       $  10.65              1%

New Customer Count .......................    148,570        114,508             30%

Customer Penetration - 12 month rolling ..        1.4%           1.3%           n/a

PRODUCT MIX
   Jewelry ...............................         65%            68%
   Apparel ...............................          5%             1%
   Health & Beauty .......................          3%             2%
   Computer & Electronics ................         14%            15%
   Fitness ...............................          2%             1%
   Home ..................................         11%            13%

Shipped Units (000's) ....................      1,316            929             42%

Average Price Point - shipped units ......   $    168       $    219            (23%)

* Includes ShopNBC TV and ShopNBC.com only.

RECONCILIATION OF EBITDA TO NET INCOME (LOSS):

                                                         FIRST QUARTER     FIRST QUARTER
                                                           30-APR-04         30-APR-03
EBITDA (AS DEFINED) (000'S) (A) .......................      $(3,393)          $ 4,431
                                                             =======           =======
A reconciliation of EBITDA to net income (loss) is as
follows:

EBITDA, as presented ..................................      $(3,393)          $ 4,431
Less:
Depreciation and amortization .........................       (4,784)           (4,253)
Other non-operating income (expense) ..................          274               354
Income taxes ..........................................           --                --
                                                             -------           -------
     Net income (loss) ................................      $(7,903)          $   532
                                                             =======           =======

(a) EBITDA as defined for this statistical presentation represents operating income (loss) for the respective periods excluding depreciation and amortization expense. other non-operating income (expense) and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.